                                                                     EXHIBIT 5.1


                 Friedlob Sanderson Paulson & Tourtillott, LLC
                         1400 Glenarm Place, Suite 300
                          Denver, Colorado 80202-5099

                                  June 5, 2000

Board of Directors
ImaginOn,  Inc.
1313 Laurel Street
San Carlos, California   94070

Re:  Registration Statement on Form S-8
        Opinion of Counsel

Gentlemen:

       As counsel for ImaginOn, Inc. (the "Corporation"), a Delaware corporation, we have examined the Certificate of Incorporation, the Bylaws and Minutes of the Corporation and such other corporate records, documents and proceedings, and have considered such questions of law as we deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission today or shortly thereafter, covering the sale of an aggregate of up to 2,500,000 shares (the "Shares") of the Corporation's common stock including shares underlying stock options that may be issued or granted under the terms of the 1999 Equity Incentive Plan of the Corporation (the "Plan") as described in and in accordance with the terms of the Registration Statement.

       Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plan, including upon exercise of any options in accordance with their terms, will be duly and validly issued as fully paid and non-assessable shares of common stock of the Corporation.

       We hereby consent to the use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Very truly yours,

                                  Friedlob Sanderson Paulson & Tourtillott, LLC

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